Exhibit 99.1

Universal Logistics Holdings Reports Second Quarter 2023 Financial Results; Declares Dividend

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Second Quarter 2023 Operating Revenues: $412.6 million, 21.7% decrease
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Second Quarter 2023 Operating Income: $36.4 million, 43.7% decrease
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Second Quarter 2023 Earnings Per Share: $0.90 per share, 46.7% decrease
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Declares Quarterly Dividend: $0.105 per share

Warren, MI – July 27, 2023 — Universal Logistics Holdings, Inc. (NASDAQ: ULH) today reported consolidated second quarter 2023 net income of $23.6 million, or $0.90 per basic and diluted share, on total operating revenues of $412.6 million. This compares to net income of $44.7 million, or $1.69 per basic and diluted share, during second quarter 2022 on total operating revenues of $527.2 million.

In the second quarter 2023, Universal’s operating income decreased $28.3 million to $36.4 million, compared to $64.7 million in the second quarter one year earlier. Universal’s second quarter 2022 operating results were favorably impacted by a $3.0 million pre-tax credit related to previously disclosed items. As a percentage of operating revenue, operating margin for the second quarter 2023 was 8.8%, compared to 12.3% during the same period last year. EBITDA, a non-GAAP measure, decreased $35.1 million during the second quarter 2023 to $55.8 million, compared to $90.9 million one year earlier. As a percentage of operating revenue, EBITDA margin for the second quarter 2023 was 13.5%, compared to 17.2% during the same period last year.

“The outstanding results in our contract logistics segment served as a solid foundation for an overall sound financial performance in the second quarter of 2023,” stated Universal’s CEO Tim Phillips. “Demand for our contract logistics solutions remains strong, and we continue to realize the benefits of having a diverse offering of services across the transportation and logistics space. In fact, we were recently awarded a significant warehouse logistics program for an all-electric vehicle assembly plant right here in Detroit. We do, however, continue to experience broad-based declines in freight volumes and rates, which weighed negatively on the results of our trucking, intermodal and company-managed brokerage segments. Lackluster import volumes, particularly on the West Coast, have had a rippling effect across our transportation services. As always, we remain committed to managing our controllable costs, providing excellent service to our customers, and making thoughtful investments in our businesses to support future growth opportunities.”

Segment Information:

Contract Logistics

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Second Quarter 2023 Operating Revenues: $208.8 million, 0.7% increase
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Second Quarter 2023 Operating Income: $32.8 million, 15.7% operating margin

In the contract logistics segment, which includes our value-added and dedicated services, second quarter 2023 operating revenues increased 0.7% to $208.8 million, compared to $207.3 million for the same period last year. At the end of the second quarter 2023, we managed 68 value-added programs compared to 64 at the end of the second quarter 2022. Included in contract logistics segment revenues were $8.6 million in separately identified fuel surcharges from dedicated transportation services, compared to $11.0 million during the same period last year. Second quarter 2023 income from operations increased $3.4 million to $32.8 million, compared to $29.4 million during the same period last year. As a percentage of revenue, operating margin in the contract logistics segment for the second quarter 2023 was 15.7%, compared to 14.2% during the same period last year.

Intermodal

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Second Quarter 2023 Operating Revenues: $91.6 million, 41.6% decrease
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Second Quarter 2023 Operating (Loss): $(0.2) million, (0.3)% operating margin

Operating revenues in the intermodal segment decreased 41.6% to $91.6 million in the second quarter 2023, compared to $156.9 million for the same period last year. Included in intermodal segment revenues for the recently completed quarter were $13.6 million in separately identified fuel surcharges, compared to $25.2 million during the same period last year. Intermodal segment revenues also include other accessorial charges such as detention, demurrage and storage, which totaled $13.4 million during the second quarter 2023, compared to $33.6 million one year earlier. The average operating revenue per load, excluding fuel surcharges, decreased 15.3% and load volumes fell an additional 22.6% on a year-over-year basis. In the second quarter 2023, the intermodal segment experienced operating losses of $(0.2) million compared to income from operations of $21.4 million during the same period last year. As a percentage of revenue, operating margin in the intermodal segment for the second quarter 2023 was (0.3)%, compared to 13.6% one year earlier.

Trucking

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Second Quarter 2023 Operating Revenues: $81.2 million, 23.7% decrease
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Second Quarter 2023 Operating Income: $4.4 million, 5.4% operating margin

In the trucking segment, second quarter 2023 operating revenues decreased 23.7% to $81.2 million, compared to $106.5 million for the same period last year. Second quarter 2023 trucking segment revenues included $30.7 million of brokerage services, compared to $46.8 million during the same period last year. Also included in our trucking segment revenues were $6.4 million in separately identified fuel surcharges during the second quarter 2023, compared to $9.9 million in fuel surcharges during the same period last year. On a year-over-year basis, the average operating revenue per load, excluding fuel surcharges, decreased 10.7% and load volumes declined 13.7%. Income from operations in the second quarter 2023 decreased $5.2 million to $4.4 million compared to $9.6 million during the same period last year. As a percentage of revenue, operating margin in the trucking segment for the second quarter 2023 was 5.4% compared to 9.0% during the same period last year. Included in the trucking segment’s second quarter 2022 operating results was a $3.0 million credit related to previously disclosed items. This credit favorably impacted the trucking segment’s operating margin by 280 basis points.

Company-managed Brokerage

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Second Quarter 2023 Operating Revenues: $29.6 million, 46.3% decrease
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Second Quarter 2023 Operating (Loss): $(0.8) million, (2.7)% operating margin

Second quarter 2023 operating revenues in the company-managed brokerage segment decreased 46.3% to $29.6 million compared to $55.1 million for the same period last year. On a year-over-year basis, average operating revenue per load and load volumes in the company-managed brokerage segment decreased 20.3% and 21.5%, respectively. Second quarter 2023 operating losses in the company-managed brokerage segment were $(0.8) million which compares to $4.2 million of operating income during the same period last year. As a percentage of revenue, operating margin for the second quarter 2023 was (2.7)% compared to 7.5% during the same period last year.

Cash Dividend

Universal Logistics Holdings, Inc. also announced today that its Board of Directors has declared a cash dividend of $0.105 per share of common stock. The dividend is payable to shareholders of record at the close of business on September 4, 2023 and is expected to be paid on October 2, 2023.

Other Matters

As of July 1, 2023, Universal held cash and cash equivalents totaling $65.0 million, and $10.1 million in marketable securities. Outstanding debt at the end of the second quarter 2023 was $382.0 million and capital expenditures totaled $48.5 million.

Universal calculates and reports selected financial metrics not only for purposes of our lending arrangements but also in an effort to isolate and exclude the impact of non-operating expenses related to our corporate development activities. These statistics are described in more detail below in the section captioned “Non-GAAP Financial Measures.”

Conference call:

We invite investors and analysts to our quarterly earnings conference call.

Quarterly Earnings Conference Call Dial-in Details:

Time:	10:00 a.m. Eastern Time
Date:	Friday, July 28, 2023
Call Toll Free:	(877) 270-2148
International Dial-in:	+1 (412) 902-6510

A replay of the conference call will be available through August 4, 2023, by calling (877) 344-7529 (toll free) or +1 (412) 317-0088 (toll) and using encore replay code 9150057. The call will also be available on investors.universallogistics.com.

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

About Universal:

Universal Logistics Holdings, Inc. (“Universal”) is a holding company that owns subsidiaries engaged in providing a variety of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia. Our operating subsidiaries provide customers with supply chain solutions that can be scaled to meet their changing demands and volumes. Universal’s consolidated subsidiaries offer customers a broad array of services across the entire supply chain, including truckload, brokerage, intermodal, dedicated, and value-added services. In this press release, the terms “us,” “we,” “our,” or the “Company” refer to Universal and its consolidated subsidiaries.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “goal,” “prospect,” “seek,” “believe,” “targets,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in Universal’s reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 1,	July 2,	July 1,	July 2,
	2023	2022	2023	2022
Operating revenues:
Truckload services	$51,860	$61,061	$98,261	$118,544
Brokerage services	60,325	101,929	128,998	209,101
Intermodal services	91,585	156,865	202,611	314,478
Dedicated services	86,069	79,452	171,301	154,938
Value-added services	122,733	127,875	248,797	253,982
Total operating revenues	412,572	527,182	849,968	1,051,043

Operating expenses:
Purchased transportation and equipment rent	139,879	227,215	295,964	459,346
Direct personnel and related benefits	138,046	126,746	277,138	262,840
Operating supplies and expenses	41,101	46,027	87,290	88,151
Commission expense	7,643	10,757	15,815	20,780
Occupancy expense	11,041	10,001	22,193	20,196
General and administrative	13,418	12,129	25,334	22,765
Insurance and claims	5,889	2,598	13,968	11,180
Depreciation and amortization	19,160	27,058	37,675	43,286
Total operating expenses	376,177	462,531	775,377	928,544
Income from operations	36,395	64,651	74,591	122,499
Interest expense, net	(5,121)	(3,919)	(10,096)	(6,352)
Other non-operating income (loss)	284	(823)	299	130
Income before income taxes	31,558	59,909	64,794	116,277
Provision for income taxes	7,992	15,210	16,352	29,570
Net income	$23,566	$44,699	$48,442	$86,707

Earnings per common share:
Basic	$0.90	$1.69	$1.84	$3.25
Diluted	$0.90	$1.69	$1.84	$3.25

Weighted average number of common shares outstanding:
Basic	26,287	26,453	26,284	26,660
Diluted	26,308	26,468	26,312	26,668

Dividends declared per common share:	$0.105	$0.105	$0.210	$0.210

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	July 1, 2023	December 31, 2022
Assets
Cash and cash equivalents	$65,014	$47,181
Marketable securities	10,107	10,000
Accounts receivable - net	317,254	350,720
Other current assets	55,523	51,751
Total current assets	447,898	459,652
Property and equipment - net	438,663	391,154
Other long-term assets - net	348,805	352,872
Total assets	$1,235,366	$1,203,678

Liabilities and shareholders' equity
Current liabilities, excluding current maturities of debt	$216,239	$221,598
Debt - net	378,043	378,500
Other long-term liabilities	151,694	156,650
Total liabilities	745,976	756,748
Total shareholders' equity	489,390	446,930
Total liabilities and shareholders' equity	$1,235,366	$1,203,678

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 1,	July 2,	July 1,	July 2,
	2023	2022	2023	2022
Contract Logistics Segment:
Average number of value-added direct employees	5,569	5,129	5,532	5,113
Average number of value-added full-time equivalents	482	1,342	647	1,463
Number of active value-added programs	68	64	68	64

Intermodal Segment:
Number of loads	112,925	145,916	235,224	300,123
Average operating revenue per load, excluding fuel surcharges	$590	$696	$578	$697
Average number of tractors	2,159	2,162	2,141	2,143
Number of depots	9	11	9	11

Trucking Segment:
Number of loads	45,717	52,986	90,572	103,846
Average operating revenue per load, excluding fuel surcharges	$1,646	$1,844	$1,627	$1,804
Average number of tractors	905	910	900	900
Average length of haul	382	399	390	401

Company-Managed Brokerage Segment:
Number of loads (a)	17,814	22,701	37,770	47,311
Average operating revenue per load (a)	$1,599	$2,006	$1,650	$2,094
Average length of haul (a)	644	599	631	586

(a) Excludes operating data from freight forwarding division in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data - Continued

(Dollars in thousands)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 1,	July 2,	July 1,	July 2,
	2023	2022	2023	2022
Operating Revenues by Segment:
Contract logistics	$208,802	$207,327	$420,098	$408,920
Intermodal	91,585	156,865	202,611	314,478
Trucking	81,243	106,545	160,958	204,030
Company-managed brokerage	29,595	55,119	63,551	120,325
Other	1,347	1,326	2,750	3,290
Total	$412,572	$527,182	$849,968	$1,051,043

Income from Operations by Segment:
Contract logistics	$32,789	$29,425	$60,570	$52,900
Intermodal	(246)	21,368	6,565	44,378
Trucking	4,423	9,611	8,212	17,030
Company-managed brokerage	(786)	4,155	(1,160)	8,018
Other	215	92	404	173
Total	$36,395	$64,651	$74,591	$122,499

Non-GAAP Financial Measures

In addition to providing consolidated financial statements based on generally accepted accounting principles in the United States of America (GAAP), we are providing additional financial measures that are not required by or prepared in accordance with GAAP (non-GAAP). We present EBITDA and EBITDA margin, each a non-GAAP measure, as supplemental measures of our performance. We define EBITDA as net income plus (i) interest expense, net, (ii) income taxes, (iii) depreciation, and (iv) amortization. We define EBITDA margin as EBITDA as a percentage of total operating revenues. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure. Set forth below is a reconciliation of net income, the most comparable GAAP measure, to EBITDA for each of the periods indicated:

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 1,	July 2,	July 1,	July 2,
	2023	2022	2023	2022
	( in thousands)		( in thousands)
EBITDA
Net income	$23,566	$44,699	$48,442	$86,707
Income tax expense	7,992	15,210	16,352	29,570
Interest expense, net	5,121	3,919	10,096	6,352
Depreciation	15,982	23,513	31,313	36,160
Amortization	3,178	3,545	6,362	7,126
EBITDA	$55,839	$90,886	$112,565	$165,915

EBITDA margin (a)	13.5%	17.2%	13.2%	15.8%

(a) EBITDA margin is computed by dividing EBITDA by total operating revenues for each of the periods indicated.

We present EBITDA and EBITDA margin because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

EBITDA has limitations as an analytical tool. Some of these limitations are:

• EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

• EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

• EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA and EBITDA margin should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and only supplementally on EBITDA and EBITDA margin.